Exhibit 99.1

For Immediate Release:	October 26, 2021

SIMMONS REPORTS THIRD QUARTER 2021 EARNINGS

Acquisitions and conversions of Landmark Community Bank and Triumph Bancshares, Inc. completed shortly after end of the quarter – approximately four months after announcement

•	Net income of $80.6 million for the third quarter of 2021, up 22 percent from the year ago quarter and up 8 percent compared to the second quarter of 2021

•	Diluted EPS of $0.74 for the quarter, up 23 percent from the year ago quarter and up 7 percent compared to the second quarter of 2021

•	Loan production tops $1.5 billion in the quarter while loan yields rise 3 bps on a linked quarter basis

•	Total deposits of $18.1 billion at the end of the third quarter of 2021, up $1.1 billion since year-end 2020 while deposit costs dropped 14 bps over the same period

•	Nonperforming loans decline for 4th consecutive quarter, down $21.5 million linked quarter; combined with continued improvement in macroeconomic scenario models drives $19.9 million provision expense recapture in the quarter. Nonperforming loan coverage ratio rises to 341 percent

•	Strong capital position as all regulatory risk-based capital ratios significantly exceed “well-capitalized” guidelines. Approximately 1.8 million shares of common stock repurchased during the third quarter of 2021

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) (the “Company” or “Simmons”) today reported net income of $80.6 million for the third quarter of 2021 compared to net income of $65.9 million for the third quarter of 2020, an increase of $14.7 million, or 22 percent. Diluted earnings per share for the third quarter of 2021 were $0.74, an increase of $0.14, or 23 percent, compared to the same period in the prior year. Included in third quarter 2021 results was a $1.2 million net after-tax credit related to merger and integration expenses and net branch right-sizing activity. Excluding the impact of these items, core earnings were $79.4 million for the third quarter of 2021 compared to $68.3 million for the third quarter of 2020, an increase of $11.0 million, or 16 percent. Core diluted earnings per share were $0.73, an increase of $0.10, or 16 percent, from the comparable period in 2020.

On a year-to-date basis, net income for the first nine months of 2021 was $222.9 million, up 10 percent over the $201.9 million earned for the first nine months of 2020. Diluted earnings per share for the first nine months of 2021 were $2.05, up 12 percent compared to the same period in the prior year. Excluding $4.1 million in net after-tax merger-related and net branch right-sizing costs and the after-tax gain primarily associated with the sale of branches in Illinois, core earnings for the first nine months of 2021 were $218.8 million, an increase of $16.5 million compared to the first nine months of 2020. Core diluted earnings per share for the first nine months of 2021 were $2.01, an increase of $0.18, or 10 percent, from the comparable period of 2020.

“Simmons once again delivered solid results in the quarter reflecting our ability to execute basic blocking and tackling fundamentals,” said George A. Makris, Jr., Simmons chairman and CEO. “We also announced the completion of the acquisitions of Tennessee-based Landmark Community Bank and Triumph Bancshares, Inc. shortly after the end of the quarter. To be able to obtain all the necessary approvals, close and simultaneously complete the systems conversions of two banks in approximately four months is a remarkable accomplishment and speaks to the outstanding team we have built at Simmons. We’d like to welcome our new customers, associates and shareholders to the Simmons family.”

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

“While overall loan growth has been challenging given the high levels of liquidity throughout the system and corresponding paydowns, during the quarter we generated $1.5 billion in loan originations and advances, and our commercial loan pipeline rose for the fourth consecutive quarter to $1.5 billion, up 15 percent on a linked quarter basis. Our ability to build upon this positive momentum, coupled with our outstanding capital position and steadfast attention to maintaining a strong credit culture, give us reason to be cautiously optimistic as we enter the final quarter of the year and look forward to 2022.”

Selected Highlights:	3rd Qtr 2021	2nd Qtr 2021	3rd Qtr 2020
Net income	$80.6 million	$74.9 million	$65.9 million
Diluted earnings per share	$0.74	$0.69	$0.60
Return on avg assets	1.37%	1.29%	1.20%
Return on avg common equity	10.42%	10.08%	8.91%
Return on tangible common equity (1)	17.43%	17.25%	15.45%

Core earnings (2)	$79.4 million	$75.4 million	$68.3 million
Core diluted earnings per share (2)	$0.73	$0.69	$0.63
Core return on avg assets (2)	1.35%	1.30%	1.25%
Core return on avg common equity (2)	10.26%	10.15%	9.24%
Core return on tangible common equity (1)(2)	17.18%	17.36%	16.00%
Efficiency ratio (3)	58.10%	56.75%	53.58%
Adjusted pre-tax, pre-provision earnings (2)	$72.6 million	$74.6 million	$87.5 million

(1)	Return on tangible common equity excludes goodwill and other intangible assets and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Adjusted pre-tax, pre-provision earnings exclude provision for income taxes, provisions for credit losses and unfunded commitments, gains on sales of securities, and other pre-tax, non-core items, and is also a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles, as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Loans

($ in billions)	3rd Qtr 2021	2nd Qtr 2021	3rd Qtr 2020
Total loans	$10.8	$11.4	$14.0

Total loans at the end of the third quarter of 2021 were $10.8 billion compared to $11.4 billion at the end of the second quarter of 2021 and $14.0 billion at the end of the third quarter of 2020. Loan production increased to $1.5 billion in the third quarter, but was offset by paydowns and payoffs, including higher activity associated with Paycheck Protection Program (“PPP”) loans. PPP loans at the end of the third quarter totaled $212 million, down $229 million from $441 million at the end of the second quarter of 2021.

Despite these headwinds, anecdotal evidence suggests that loan demand may be returning to more normalized levels. For the fourth consecutive quarter, the Company experienced an increase in its commercial loan pipeline. The Company’s total commercial loan pipeline consisting of all loan opportunities was $1.5 billion, up 15 percent on a linked quarter basis, and up substantially from $674 million at December 31, 2020. Loans approved and ready to close at the end of the quarter totaled $493 million.

PPP Loans

($ in millions)	PPP Round 1	PPP Round 2	Total PPP Loans
Beginning balance, January 1, 2021	$904.7	$ -	$904.7
PPP loan originations	-	318.9	318.9
PPP loan forgiveness and repayments	(882.3)	(129.2)	(1,011.5)
Ending balance, September 30, 2021	$22.4	$189.7	$212.1

Deposits

($ in billions)	3rd Qtr 2021	2nd Qtr 2021	3rd Qtr 2020
Total deposits	$18.1	$18.3	$16.2
Noninterest bearing deposits	$4.9	$4.9	$4.5
Interest bearing deposits	$10.7	$10.6	$9.0
Time deposits	$2.5	$2.8	$2.8

Total deposits at the end of the third quarter of 2021 were $18.1 billion, an increase of $1.8 billion or 11 percent from $16.2 billion at the end of the third quarter of 2020. The increase in total deposits from a year ago was fueled by a $1.7 billion increase in interest bearing deposits (checking, savings and money market account) which totaled $10.7 billion at the end of the third quarter of 2021. Growth in noninterest bearing deposits also contributed to the year-over-year increase in total deposits, rising $467 million or 11 percent to $4.9 billion. Time deposits totaled $2.5 billion at the end of the third quarter of 2021, down $346 million from $2.8 billion at the end of the third quarter of 2020.

Net Interest Income

	3rd Qtr 2021	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020
Loan yield (1)	4.76%	4.73%	4.75%	4.74%	4.54%
Core loan yield (1) (2)	4.61%	4.54%	4.53%	4.47%	4.29%
Security yield (1)	1.77%	1.97%	2.36%	2.48%	2.60%
Cost of interest bearing deposits	0.27%	0.32%	0.41%	0.47%	0.54%
Cost of deposits (3)	0.20%	0.24%	0.30%	0.34%	0.39%
Cost of borrowed funds	1.96%	1.97%	1.91%	1.88%	1.85%
Net interest margin (1)	2.85%	2.89%	2.99%	3.22%	3.21%
Core net interest margin (1) (2)	2.77%	2.78%	2.86%	3.04%	3.02%

(1)	Fully tax equivalent using an effective tax rate of 26.135%.
(2)	Core loan yield and core net interest margin exclude accretion and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Includes noninterest bearing deposits.

Net interest income for the third quarter of 2021 totaled $145.2 million compared to $146.5 million in the second quarter of 2021 and $153.6 million in the third quarter of 2020. Included in net interest income is accretion recognized on loans acquired totaling $4.1 million in the third quarter of 2021, $5.6 million in the second quarter of 2021 and $8.9 million in the third quarter of 2020. Excluding the impact of accretion, core net interest income for the third quarter of 2021 was up slightly on a linked quarter basis.

The decrease in net interest income from a year ago reflects lower average loan balance, offset in part by an increase in loan yields. To further offset the expected pressure on net interest income given the current low interest rate environment, the Company has been successful in its efforts to reduce deposit costs. Cost of deposits for the third quarter of 2021 were 20 basis points, down 4 basis points on a linked quarter basis and down 19 basis points compared to the third quarter of 2020.

The yield on loans for the third quarter of 2021 was 4.76 percent, up 3 basis points on a linked quarter basis and up 22 basis points compared to the third quarter of 2020. The core loan yield, which excludes accretion, for the third quarter of 2021 was 4.61 percent, up 7 basis points compared to the second quarter of 2021 and up 32 basis points compared to the third quarter of 2020. The yield on PPP loans (including accretion of net fees) was approximately 10.60 percent during the third quarter of 2021, reflecting a substantial increase in forgiveness and repayment activity compared to prior quarters.

The net interest margin on a fully taxable equivalent basis was 2.85 percent for the third quarter of 2021 compared to 2.89 percent for the second quarter of 2021 and 3.21 percent for the third quarter of 2020. Core net interest margin (excluding accretion on acquired loans) was 2.77 percent compared to 2.78 percent for the second quarter of 2021 and 3.02 percent for the third quarter of 2020. During the third quarter of 2021, the Company strategically redeployed excess liquidity through the purchase of approximately $1.2 billion of investments securities, including $226 million of short-term, variable rate investment securities. The duration of the investment securities portfolio at September 30, 2021 was 5.0 years compared to 4.9 years at June 30, 2021.

Noninterest Income

Noninterest income for the third quarter of 2021 was $48.6 million compared to $47.1 million for the second quarter of 2021 and $69.5 million in the third quarter of 2020. The decrease in noninterest income compared to the third quarter of 2020 is partially attributable to mortgage lending income in the third quarter of 2020, which was aided by strong mortgage production during favorable market conditions. Gains on sales of investment securities totaled $5.2 million in the third quarter of 2021, $5.1 million in the second quarter of 2021 and $22.3 million in the third quarter of 2020. Core noninterest income totaled $48.8 million in the third quarter of 2021 compared to $46.7 million in the second quarter of 2021 and $69.1 million in the third quarter of 2020. Core noninterest income excludes net gains on the sale of branches which totaled $(239,000) in the third quarter of 2021, $445,000 in the second quarter of 2021 and $370,000 in the third quarter of 2020.

Select Noninterest Income Items ($ in millions)	3rd Qtr 2021	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020
Service charges on deposit accounts	$11.6	$10.1	$9.7	$10.8	$10.4
Trust income	$7.1	$7.2	$6.7	$6.6	$6.7
Mortgage lending income	$5.8	$4.5	$6.4	$3.0	$14.0
SBA lending income	$0.2	$0.3	$0.2	$0.5	$0.3
Debit and credit card fees (1)	$7.1	$7.1	$6.6	$6.4	$6.5
Gain on sale of securities	$5.2	$5.1	$5.5	-	$22.3
Other income	$6.2	$8.1	$10.3	$10.6	$5.4

Core other income (2)	$6.5	$7.7	$4.8	$10.3	$5.0

(1)	During the second quarter of 2021, certain debit and credit card transaction fees were reclassified from noninterest expense to noninterest income. Prior periods have been adjusted to reflect this reclassification.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Noninterest Expense

Noninterest expense for the third quarter of 2021 totaled $114.3 million compared to $114.7 million for the second quarter of 2021 and $116.6 million for the third quarter of 2020. Included in noninterest expense are pre-tax, non-core items for merger-related expenses, early retirement and branch right sizing costs. Excluding these items, core noninterest expense was $116.2 million for the third quarter of 2021, $113.5 million for the second quarter of 2021 and $112.9 million for the third quarter of 2020. During the quarter, the Company recorded in other expense a $3.3 million reversal of mark-to-market adjustment related to branches held for sale. As previously announced, during the quarter the Company closed 13 branches in connection with its branch right sizing initiative.

Select Noninterest Expense Items ($ in millions)	3rd Qtr 2021	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020
Salaries and employee benefits	$61.9	$60.3	$60.3	$55.8	$61.1
Merger related costs	$1.4	$0.7	$0.2	$0.7	$0.9
Other operating expenses (1)	$34.6	$37.2	$36.1	$52.0	$35.8

Core salaries and employee benefits (2)	$61.8	$60.3	$60.3	$55.6	$58.7
Core merger related costs (2)	-	-	-	-	-
Core other operating expenses (2)	$38.3	$37.1	$35.9	$41.8	$35.8

(1)	During the second quarter of 2021, certain debit and credit card transaction fees were reclassified from noninterest expense to noninterest income. Prior periods have been adjusted to reflect this reclassification.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Asset Quality

($ in millions)	3rd Qtr 2021	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020
Allowance for credit losses on loans to total loans	1.87%	2.00%	1.93%	1.85%	1.77%
Allowance for credit losses on loans to nonperforming loans	341%	281%	204%	193%	148%
Nonperforming loans to total loans	0.55%	0.71%	0.95%	0.96%	1.20%
Net charge-off ratio (annualized)	0.17%	(0.07%)	0.10%	0.52%	0.16%
Net charge-off ratio YTD (annualized)	0.06%	0.01%	0.10%	0.45%	0.43%

Total nonperforming loans	$59.4	$80.9	$115.5	$123.5	$167.9
Total other nonperforming assets	$13.5	$16.3	$12.4	$20.4	$14.6

For the fourth consecutive quarter, asset quality metric continued to show marked improvement with nonperforming loans now at their lowest level since the fourth quarter of 2018. Total nonperforming loans at the end of the quarter totaled $59.4 million, down $21.5 million compared to $80.9 million at the end of the second quarter of 2021 and down $108.5 million from the third quarter of 2020. Net charge-offs as a percentage of average total loans for the quarter were 17 basis points, relatively unchanged from the 16 basis points recorded in the third quarter a year ago. The increase in net charge-offs on a linked quarter basis was primarily associated with a single previously identified commercial loan. Provision for credit losses in the quarter was a credit of $19.9 million, reflecting continued positive trends in asset quality metrics and improved economic modeling scenarios. The allowance for credit losses at the end of the third quarter of 2021 totaled $202.5 million compared to $227.2 million at the end of the second quarter of 2021 and $248.3 million at the end of the third quarter of 2020. At the same time, all of our coverage ratios remain strong. The allowance to loan ratio ended the quarter at 1.87 percent compared to 2.00 percent at the end of the second quarter of 2021 and 1.77 percent at the end of the third quarter of 2020. The nonperforming loan coverage ratio rose to 341 percent compared to 281 percent at the end of the second quarter of 2021 and 148 percent at the end of the third quarter of 2020.

Foreclosed Assets and Other Real Estate Owned

At September 30, 2021, foreclosed assets and other real estate owned (“OREO”) totaled $11.8 million compared to $15.2 million at the June 30, 2021 and $12.6 million at September 30, 2020. A breakdown of the composition of foreclosed assets and OREO is provided in the table below:

($ in millions)	3rd Qtr 2021	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020
Closed bank branches and branch sites	$2.7	$4.4	$0.5	$0.6	$0.6
Foreclosed assets – acquired	$6.0	$6.7	$7.7	$15.3	$9.3
Foreclosed assets – legacy	$3.1	$4.1	$3.0	$2.5	$2.7

Capital

	3rd Qtr 2021	2nd Qtr 2021	1st Qtr 2021	4th Qtr 2020	3rd Qtr 2020
Stockholders’ equity to total assets	13.1%	13.0%	12.6%	13.3%	13.7%
Tangible common equity to tangible assets (1)	8.4%	8.4%	7.9%	8.5%	8.7%
Regulatory common equity tier 1 ratio	14.3%	14.2%	14.1%	13.4%	12.6%
Regulatory tier 1 leverage ratio	9.1%	9.0%	9.0%	9.1%	9.1%
Regulatory tier 1 risk-based capital ratio	14.3%	14.2%	14.1%	13.4%	12.6%
Regulatory total risk-based capital ratio	17.4%	17.5%	17.5%	16.8%	15.8%

(1)	Tangible common equity to tangible assets is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Total common stockholders’ equity at the end of the second and third quarters of 2021 totaled $3.0 billion compared to $2.9 billion at the end of the third quarter of 2020. Book value per share at the end of the quarter was $28.42 compared to $28.03 at the end of the second quarter of 2021 and $26.98 at the end of the third quarter of 2020. Tangible book value per share was $17.39 compared to $17.16 at the end of the second quarter of 2021 and $16.07 at the end of the third quarter of 2020. The ratio of stockholders’ equity to total assets at September 30, 2021 was 13.1 percent while tangible common equity to tangible total assets was 8.4 percent. The Company continues to maintain an outstanding capital positions with each of its regulatory capital ratios significantly in excess of “well-capitalized” guidelines.

Share Repurchase Program

During the third quarter of 2021, the Company repurchased approximately 1.8 million shares of its common stock at an average price of $28.48 pursuant to the Company’s stock repurchase program (the “Program”), with remaining capacity under the Program totaling approximately $98.5 million. Market conditions and our capital needs will drive the decisions regarding additional, future stock repurchases.

The Program permits the Company to repurchase shares of its common stock through open market and privately negotiated transactions or otherwise. The timing, pricing, and amount of any repurchases under the Program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the common stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The Program does not obligate the Company to repurchase any common stock and may be modified, discontinued, or suspended at any time without prior notice.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company whose principal subsidiary, Simmons Bank, operates more than 200 financial centers in Arkansas, Missouri, Tennessee, Texas, Oklahoma and Kansas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Simmons Bank was named to Forbes’ list of “World’s Best Banks” for the second consecutive year and ranked among the top 30 banks in Forbes’ list of “America’s Best Banks” for 2021. Additional information about Simmons and Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CDT today, Tuesday, October 26, 2021. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 6606988. In addition, the call will be available live or in recorded version on the Company’s website at simmonsbank.com for at least 60 days.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from income available to common shareholders, non-interest income, and non-interest expense certain income and expenses related to significant non-core activities, including merger-related expenses, gain on sale of branches, early retirement program expenses and net branch right-sizing expenses. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s core businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quotes, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the benefits associated with the Company’s early retirement program, branch closures and branch sales, the adequacy of the allowance for credit losses, the ability of the Company to manage the impact of the COVID-19 pandemic, and the impacts of the Company’s and its customers’ participation in the PPP. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons common stock specifically, and information technology affecting the financial industry; the effect of steps the Company takes and has taken in response to the COVID-19 pandemic; the severity and duration of the pandemic, including the effectiveness of “booster” vaccination efforts and developments with respect to COVID-19 variants; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; unemployment; claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to the COVID-19 pandemic; changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL); the Company’s ability to manage and successfully integrate its mergers and acquisitions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2020, which has been filed with, and is available from, the U.S. Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

Ed Bilek

EVP, Director of Investor Relations

Simmons First National Corporation

ed.bilek@simmonsbank.com

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$225,500	$215,381	$227,713	$217,499	$382,691
Interest bearing balances due from banks and federal funds sold	1,555,913	2,123,743	3,677,750	3,254,653	2,139,440
Cash and cash equivalents	1,781,413	2,339,124	3,905,463	3,472,152	2,522,131
Interest bearing balances due from banks - time	1,780	1,335	1,334	1,579	4,061
Investment securities - held-to-maturity	1,516,797	931,352	609,500	333,031	47,102
Investment securities - available-for-sale	6,822,203	6,556,581	4,528,348	3,473,598	2,607,288
Mortgage loans held for sale	34,628	36,011	63,655	137,378	192,729
Other assets held for sale	100	100	100	100	389
Loans:
Loans	10,825,227	11,386,352	12,195,873	12,900,897	14,017,442
Allowance for credit losses on loans	(202,508)	(227,239)	(235,116)	(238,050)	(248,251)
Net loans	10,622,719	11,159,113	11,960,757	12,662,847	13,769,191
Premises and equipment	463,924	429,587	427,540	441,692	470,491
Premises held for sale	-	6,090	13,613	15,008	4,486
Foreclosed assets and other real estate owned	11,759	15,239	11,168	18,393	12,590
Interest receivable	68,405	67,916	71,359	72,597	77,352
Bank owned life insurance	421,762	419,198	257,152	255,630	257,718
Goodwill	1,075,305	1,075,305	1,075,305	1,075,305	1,075,305
Other intangible assets	100,428	103,759	107,091	111,110	114,460
Other assets	304,707	282,449	315,732	289,332	282,102
Total assets	$23,225,930	$23,423,159	$23,348,117	$22,359,752	$21,437,395

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$4,918,845	$4,893,959	$4,884,667	$4,482,091	$4,451,385
Interest bearing transaction accounts and savings deposits	10,697,451	10,569,602	10,279,997	9,672,608	8,993,255
Time deposits	2,455,774	2,841,052	3,024,724	2,832,327	2,802,007
Total deposits	18,072,070	18,304,613	18,189,388	16,987,026	16,246,647
Federal funds purchased and securities sold
under agreements to repurchase	217,276	187,215	323,053	299,111	313,694
Other borrowings	1,338,585	1,339,193	1,340,467	1,342,067	1,342,769
Subordinated notes and debentures	383,278	383,143	383,008	382,874	382,739
Other liabilities held for sale	-	-	-	154,620	-
Accrued interest and other liabilities	184,190	169,629	181,426	217,398	209,305
Total liabilities	20,195,399	20,383,793	20,417,342	19,383,096	18,495,154

Stockholders' equity:
Preferred stock	767	767	767	767	767
Common stock	1,066	1,084	1,083	1,081	1,090
Surplus	1,974,561	2,021,128	2,017,188	2,014,076	2,032,372
Undivided profits	1,065,566	1,004,314	948,913	901,006	866,503
Accumulated other comprehensive (loss) income:
Unrealized (depreciation) accretion on AFS securities	(11,429)	12,073	(37,176)	59,726	41,509
Total stockholders' equity	3,030,531	3,039,366	2,930,775	2,976,656	2,942,241
Total liabilities and stockholders' equity	$23,225,930	$23,423,159	$23,348,117	$22,359,752	$21,437,395

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$132,216	$138,804	$146,424	$160,115	$163,180
Interest bearing balances due from banks and federal funds sold	763	651	798	716	623
Investment securities	30,717	27,128	21,573	17,207	14,910
Mortgage loans held for sale	230	386	639	1,070	1,012
TOTAL INTEREST INCOME	163,926	166,969	169,434	179,108	179,725
INTEREST EXPENSE
Time deposits	4,747	6,061	7,091	7,835	9,437
Other deposits	4,369	4,721	6,088	6,536	6,769
Federal funds purchased and securities
sold under agreements to repurchase	70	192	245	284	335
Other borrowings	4,893	4,897	4,802	4,869	4,943
Subordinated notes and debentures	4,610	4,565	4,527	4,624	4,631
TOTAL INTEREST EXPENSE	18,689	20,436	22,753	24,148	26,115
NET INTEREST INCOME	145,237	146,533	146,681	154,960	153,610
Provision for credit losses	(19,890)	(12,951)	1,445	6,943	22,981
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	165,127	159,484	145,236	148,017	130,629
NON-INTEREST INCOME
Trust income	7,145	7,238	6,666	6,557	6,744
Service charges on deposit accounts	11,557	10,050	9,715	10,799	10,385
Other service charges and fees	1,964	2,048	1,922	1,783	1,764
Mortgage lending income	5,818	4,490	6,447	2,993	13,971
SBA lending income	191	287	240	484	304
Investment banking income	732	654	695	676	557
Debit and credit card fees	7,102	7,073	6,610	6,415	6,478
Bank owned life insurance income	2,573	2,038	1,523	1,481	1,591
Gain on sale of securities, net	5,248	5,127	5,471	16	22,305
Other income	6,220	8,110	10,260	10,557	5,380
TOTAL NON-INTEREST INCOME	48,550	47,115	49,549	41,761	69,479
NON-INTEREST EXPENSE
Salaries and employee benefits	61,902	60,261	60,340	55,762	61,144
Occupancy expense, net	9,361	9,103	9,300	9,182	9,647
Furniture and equipment expense	4,895	4,859	5,415	5,940	6,231
Other real estate and foreclosure expense	339	863	343	551	602
Deposit insurance	1,870	1,687	1,308	1,627	2,244
Merger-related costs	1,401	686	233	731	902
Other operating expenses	34,565	37,198	36,063	52,047	35,807
TOTAL NON-INTEREST EXPENSE	114,333	114,657	113,002	125,840	116,577
NET INCOME BEFORE INCOME TAXES	99,344	91,942	81,783	63,938	83,531
Provision for income taxes	18,770	17,018	14,363	10,970	17,633
NET INCOME	80,574	74,924	67,420	52,968	65,898
Preferred stock dividends	13	13	13	13	13
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$80,561	$74,911	$67,407	$52,955	$65,885
BASIC EARNINGS PER SHARE	$0.75	$0.69	$0.62	$0.49	$0.60
DILUTED EARNINGS PER SHARE	$0.74	$0.69	$0.62	$0.49	$0.60

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
Tier 1 capital
Stockholders' equity	$3,030,531	$3,039,366	$2,930,775	$2,976,656	$2,942,241
CECL transition provision (1)	122,787	128,933	131,637	131,430	134,798
Disallowed intangible assets, net of deferred tax	(1,152,688)	(1,156,203)	(1,159,720)	(1,163,797)	(1,167,357)
Unrealized loss (gain) on AFS securities	11,429	(12,073)	37,176	(59,726)	(41,509)
Total Tier 1 capital	2,012,059	2,000,023	1,939,868	1,884,563	1,868,173

Tier 2 capital
Trust preferred securities and subordinated debt	383,278	383,143	383,008	382,874	382,739
Qualifying allowance for loan losses and
reserve for unfunded commitments	60,700	79,138	87,251	89,546	96,734
Total Tier 2 capital	443,978	462,281	470,259	472,420	479,473
Total risk-based capital	$2,456,037	$2,462,304	$2,410,127	$2,356,983	$2,347,646

Risk weighted assets	$14,098,320	$14,076,975	$13,771,244	$14,048,608	$14,878,932

Adjusted average assets for leverage ratio	$22,189,921	$22,244,118	$21,668,406	$20,765,127	$20,652,454

Ratios at end of quarter
Equity to assets	13.05%	12.98%	12.55%	13.31%	13.72%
Tangible common equity to tangible assets (2)	8.41%	8.36%	7.88%	8.45%	8.65%
Common equity Tier 1 ratio (CET1)	14.27%	14.20%	14.08%	13.41%	12.55%
Tier 1 leverage ratio	9.07%	8.99%	8.95%	9.08%	9.05%
Tier 1 risk-based capital ratio	14.27%	14.21%	14.09%	13.41%	12.56%
Total risk-based capital ratio	17.42%	17.49%	17.50%	16.78%	15.78%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$232,549	$77,396	$77,396	$-	$-
Mortgage-backed securities	57,930	60,649	47,988	22,354	24,297
State and political subdivisions	1,209,091	793,307	484,116	310,109	21,930
Other securities	17,227	-	-	568	875
Total held-to-maturity (net of credit losses)	1,516,797	931,352	609,500	333,031	47,102
Available-for-Sale
U.S. Treasury	$300	$600	$600	$-	$-
U.S. Government agencies	354,382	554,937	487,679	477,237	471,973
Mortgage-backed securities	4,421,620	3,987,209	2,133,086	1,394,936	903,687
State and political subdivisions	1,575,208	1,557,497	1,571,910	1,470,723	1,133,006
Other securities	470,693	456,338	335,073	130,702	98,622
Total available-for-sale (net of credit losses)	6,822,203	6,556,581	4,528,348	3,473,598	2,607,288
Total investment securities (net of credit losses)	$8,339,000	$7,487,933	$5,137,848	$3,806,629	$2,654,390
Fair value - HTM investment securities	$1,487,916	$935,596	$597,694	$341,925	$49,064

Investment Securities - QTD Average
Taxable securities	$5,475,932	$4,265,545	$2,471,291	$1,757,234	$1,534,742
Tax exempt securities	2,496,958	2,157,076	1,919,919	1,528,127	1,155,099
Total investment securities - QTD average	$7,972,890	$6,422,621	$4,391,210	$3,285,361	$2,689,841

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
Loan Portfolio - End of Period
Consumer
Credit cards	$175,884	$177,634	$175,458	$188,845	$180,848
Other consumer	182,492	181,712	172,965	202,379	182,768
Total consumer	358,376	359,346	348,423	391,224	363,616
Real Estate
Construction	1,229,740	1,428,165	1,451,841	1,596,255	1,853,360
Single-family residential	1,540,701	1,608,028	1,730,056	1,880,673	1,997,070
Other commercial real estate	5,308,902	5,332,655	5,638,010	5,746,863	6,132,823
Total real estate	8,079,343	8,368,848	8,819,907	9,223,791	9,983,253
Commercial
Commercial	1,821,905	2,074,729	2,444,700	2,574,386	2,907,798
Agricultural	216,735	193,462	155,921	175,905	241,687
Total commercial	2,038,640	2,268,191	2,600,621	2,750,291	3,149,485
Other	348,868	389,967	426,922	535,591	521,088
Total loans	$10,825,227	$11,386,352	$12,195,873	$12,900,897	$14,017,442

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance, after adoption of ASC 326	$227,239	$235,116	$238,050	$248,251	$231,641

Loans charged off
Credit cards	711	1,046	1,003	787	832
Other consumer	463	411	702	960	1,091
Real estate	5,941	439	1,687	10,415	1,153
Commercial	932	309	859	8,199	4,327
Total loans charged off	8,047	2,205	4,251	20,361	7,403

Recoveries of loans previously charged off
Credit cards	267	244	290	241	276
Other consumer	408	425	304	355	366
Real estate	2,068	1,523	403	431	120
Commercial	463	2,147	320	1,835	936
Total recoveries	3,206	4,339	1,317	2,862	1,698
Net loans charged off	4,841	(2,134)	2,934	17,499	5,705
Provision for credit losses on loans	(19,890)	(10,011)	-	7,298	22,315
Balance, end of quarter	$202,508	$227,239	$235,116	$238,050	$248,251

Non-performing assets
Non-performing loans
Nonaccrual loans	$59,054	$80,282	$114,856	$122,879	$167,713
Loans past due 90 days or more	334	653	635	578	174
Total non-performing loans	59,388	80,935	115,491	123,457	167,887
Other non-performing assets
Foreclosed assets and other real estate owned	11,759	15,239	11,168	18,393	12,590
Other non-performing assets	1,724	1,062	1,229	2,016	1,983
Total other non-performing assets	13,483	16,301	12,397	20,409	14,573
Total non-performing assets	$72,871	$97,236	$127,888	$143,866	$182,460
Performing TDRs (troubled debt restructurings)	$4,251	$4,436	$3,805	$3,138	$3,379

Ratios
Allowance for credit losses on loans to total loans	1.87%	2.00%	1.93%	1.85%	1.77%
Allowance for credit losses to non-performing loans	341%	281%	204%	193%	148%
Non-performing loans to total loans	0.55%	0.71%	0.95%	0.96%	1.20%
Non-performing assets (including performing TDRs)
to total assets	0.33%	0.43%	0.56%	0.66%	0.87%
Non-performing assets to total assets	0.31%	0.42%	0.55%	0.64%	0.85%
Annualized net charge offs to total loans	0.17%	-0.07%	0.10%	0.52%	0.16%
Annualized net credit card charge offs to
total credit card loans	0.96%	1.78%	1.39%	1.15%	1.20%

Simmons First National Corporation	SFNC

 Consolidated - Average Balance Sheet and Net Interest Income Analysis

 For the Quarters Ended

 (Unaudited)

	Three Months Ended Sep 2021			Three Months Ended Jun 2021			Three Months Ended Sep 2020
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$1,866,530	$763	0.16%	$2,703,920	$651	0.10%	$2,265,233	$623	0.11%
Investment securities - taxable	5,475,932	17,076	1.24%	4,265,545	14,594	1.37%	1,534,742	7,193	1.86%
Investment securities - non-taxable (FTE)	2,496,958	18,399	2.92%	2,157,076	16,899	3.14%	1,155,099	10,382	3.58%
Mortgage loans held for sale	32,134	230	2.84%	49,262	386	3.14%	145,226	1,012	2.77%
Loans - including fees (FTE)	11,030,438	132,399	4.76%	11,783,839	138,987	4.73%	14,315,014	163,379	4.54%
Total interest earning assets (FTE)	20,901,992	168,867	3.21%	20,959,642	171,517	3.28%	19,415,314	182,589	3.74%
Non-earning assets	2,353,549			2,298,279			2,350,007
Total assets	$23,255,541			$23,257,921			$21,765,321

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$10,629,142	$4,369	0.16%	$10,403,932	$4,721	0.18%	$8,977,886	$6,769	0.30%
Time deposits	2,645,896	4,747	0.71%	2,930,025	6,061	0.83%	2,998,091	9,437	1.25%
Total interest bearing deposits	13,275,038	9,116	0.27%	13,333,957	10,782	0.32%	11,975,977	16,206	0.54%
Federal funds purchased and securities
sold under agreement to repurchase	219,604	70	0.13%	240,876	192	0.32%	386,631	335	0.34%
Other borrowings	1,338,866	4,893	1.45%	1,340,008	4,897	1.47%	1,357,278	4,943	1.45%
Subordinated notes and debentures	383,213	4,610	4.77%	383,078	4,565	4.78%	382,672	4,631	4.81%
Total interest bearing liabilities	15,216,721	18,689	0.49%	15,297,919	20,436	0.54%	14,102,558	26,115	0.74%
Non-interest bearing liabilities:
Non-interest bearing deposits	4,803,171			4,826,927			4,529,782
Other liabilities	167,677			151,699			190,169
Total liabilities	20,187,569			20,276,545			18,822,509
Stockholders' equity	3,067,972			2,981,376			2,942,812
Total liabilities and stockholders' equity	$23,255,541			$23,257,921			$21,765,321
Net interest income (FTE)		$150,178			$151,081			$156,474
Net interest spread (FTE)			2.72%			2.74%			3.00%
Net interest margin (FTE) - quarter-to-date			2.85%			2.89%			3.21%

Net interest margin (FTE) - year-to-date			2.91%			2.94%			3.43%

Core net interest margin (FTE) - quarter-to-date (1)			2.77%			2.78%			3.02%
Core loan yield (FTE) - quarter-to-date (1)			4.61%			4.54%			4.29%

Core net interest margin (FTE) - year-to-date (1)			2.80%			2.82%			3.20%
Core loan yield (FTE) - year-to-date (1)			4.56%			4.54%			4.56%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$80,561	$74,911	$67,407	$52,955	$65,885
Diluted earnings per share	0.74	0.69	0.62	0.49	0.60
Return on average assets	1.37%	1.29%	1.20%	0.96%	1.20%
Return on average common equity	10.42%	10.08%	9.20%	7.13%	8.91%
Return on tangible common equity	17.43%	17.25%	15.85%	12.48%	15.45%
Net interest margin (FTE)	2.85%	2.89%	2.99%	3.22%	3.21%
FTE adjustment	4,941	4,548	4,163	3,482	2,864
Amortization of intangibles	3,331	3,333	3,344	3,351	3,362
Amortization of intangibles, net of taxes	2,460	2,462	2,470	2,475	2,483
Average diluted shares outstanding	108,359,890	108,822,175	108,655,293	108,888,264	109,207,294
Shares repurchased under plan	1,806,205	-	130,916	1,034,364	-
Average price of shares repurchased	28.48	-	23.53	19.36	-
Cash dividends declared per common share	0.18	0.18	0.18	0.17	0.17
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$79,350	$75,435	$63,995	$61,977	$68,338
Core diluted earnings per share (1)	0.73	0.69	0.59	0.57	0.63
Core net interest margin (FTE) (2)	2.77%	2.78%	2.86%	3.04%	3.02%
Accretable yield on acquired loans	4,122	5,619	6,630	8,999	8,948
Efficiency ratio (1)	58.10%	56.75%	57.25%	54.75%	53.58%
Core return on average assets (1)	1.35%	1.30%	1.14%	1.13%	1.25%
Core return on average common equity (1)	10.26%	10.15%	8.73%	8.34%	9.24%
Core return on tangible common equity (1)	17.18%	17.36%	15.08%	14.51%	16.00%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$222,879	$142,318	$67,407	$254,852	$201,897
Diluted earnings per share	2.05	1.31	0.62	2.31	1.83
Return on average assets	1.29%	1.25%	1.20%	1.18%	1.25%
Return on average common equity	9.91%	9.64%	9.20%	8.72%	9.27%
Return on tangible common equity	16.86%	16.56%	15.85%	15.25%	16.19%
Net interest margin (FTE)	2.91%	2.94%	2.99%	3.38%	3.43%
FTE adjustment	13,652	8,711	4,163	11,001	7,519
Amortization of intangibles	10,008	6,677	3,344	13,495	10,144
Amortization of intangibles, net of taxes	7,392	4,932	2,470	9,968	7,493
Average diluted shares outstanding	108,667,928	108,746,439	108,655,293	110,173,661	110,480,508
Cash dividends declared per common share	0.54	0.36	0.18	0.68	0.51
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$218,780	$139,430	$63,995	$264,300	$202,323
Core diluted earnings per share (1)	2.01	1.28	0.59	2.40	1.83
Core net interest margin (FTE) (2)	2.80%	2.82%	2.86%	3.16%	3.20%
Accretable yield on acquired loans	16,371	12,249	6,630	41,507	32,508
Efficiency ratio (1)	57.37%	57.00%	57.25%	54.18%	53.99%
Core return on average assets (1)	1.27%	1.22%	1.14%	1.22%	1.26%
Core return on average common equity (1)	9.73%	9.45%	8.73%	9.05%	9.29%
Core return on tangible common equity (1)	16.56%	16.23%	15.08%	15.79%	16.22%
END OF PERIOD
Book value per share	$28.42	$28.03	$27.04	$27.53	$26.98
Tangible book value per share	17.39	17.16	16.13	16.56	16.07
Shares outstanding	106,603,231	108,386,669	108,345,732	108,077,662	109,023,781
Full-time equivalent employees	2,740	2,783	2,817	2,827	2,840
Total number of financial centers	185	198	198	204	226

(1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$80,561	$74,911	$67,407	$52,955	$65,885
Non-core items
Gain on sale of branches	-	(16)	(5,300)	(275)	-
Merger-related costs	1,401	686	233	731	902
Early retirement program	-	-	-	62	2,346
Branch right-sizing (net)	(3,041)	39	448	11,696	72
Tax effect (1)	429	(185)	1,207	(3,192)	(867)
Net non-core items	(1,211)	524	(3,412)	9,022	2,453
Core earnings (non-GAAP)	$79,350	$75,435	$63,995	$61,977	$68,338

Diluted earnings per share	$0.74	$0.69	$0.62	$0.49	$0.60
Non-core items
Gain on sale of branches	-	-	(0.05)	-	-
Merger-related costs	0.01	0.01	-	-	0.01
Early retirement program	-	-	-	-	0.02
Branch right-sizing (net)	(0.03)	-	0.01	0.11	-
Tax effect (1)	0.01	(0.01)	0.01	(0.03)	-
Net non-core items	(0.01)	-	(0.03)	0.08	0.03
Core diluted earnings per share (non-GAAP)	$0.73	$0.69	$0.59	$0.57	$0.63

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Other income	$6,220	$8,110	$10,260	$10,557	$5,380
Non-core items (1)	239	(445)	(5,477)	(275)	(370)
Core other income (non-GAAP)	$6,459	$7,665	$4,783	$10,282	$5,010

Non-interest expense	$114,333	$114,657	$113,002	$125,840	$116,577
Non-core items (1)	1,879	(1,154)	(858)	(12,489)	(3,690)
Core non-interest expense (non-GAAP)	$116,212	$113,503	$112,144	$113,351	$112,887

Salaries and employee benefits	$61,902	$60,261	$60,340	$55,762	$61,144
Non-core items (1)	(66)	-	-	(144)	(2,448)
Core salaries and employee benefits (non-GAAP)	$61,836	$60,261	$60,340	$55,618	$58,696

Merger related costs	$1,401	$686	$233	$731	$902
Non-core items (1)	(1,401)	(686)	(233)	(731)	(902)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$34,565	$37,198	$36,063	$52,047	$35,807
Non-core items (1)	3,759	(89)	(208)	(10,270)	(11)
Core other operating expenses (non-GAAP)	$38,324	$37,109	$35,855	$41,777	$35,796

 (1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Year-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands, except per share data)
YEAR-TO-DATE
Net Income	$222,879	$142,318	$67,407	$254,852	$201,897
Non-core items
Gain on sale of branches	(5,316)	(5,316)	(5,300)	(8,368)	(8,093)
Merger-related costs	2,320	919	233	4,531	3,800
Early retirement program	-	-	-	2,901	2,839
Branch right-sizing (net)	(2,554)	487	448	13,727	2,031
Tax effect (1)	1,451	1,022	1,207	(3,343)	(151)
Net non-core items	(4,099)	(2,888)	(3,412)	9,448	426
Core earnings (non-GAAP)	$218,780	$139,430	$63,995	$264,300	$202,323

Diluted earnings per share	$2.05	$1.31	$0.62	$2.31	$1.83
Non-core items
Gain on sale of branches	(0.05)	(0.05)	(0.05)	(0.07)	(0.07)
Merger-related costs	0.02	0.01	-	0.04	0.03
Early retirement program	-	-	-	0.03	0.02
Branch right-sizing (net)	(0.02)	-	0.01	0.12	0.02
Tax effect (1)	0.01	0.01	0.01	(0.03)	-
Net non-core items	(0.04)	(0.03)	(0.03)	0.09	-
Core diluted earnings per share (non-GAAP)	$2.01	$1.28	$0.59	$2.40	$1.83

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Other income	$24,590	$18,370	$10,260	$38,547	$27,990
Non-core items (1)	(5,683)	(5,922)	(5,477)	(8,738)	(8,463)
Core other income (non-GAAP)	$18,907	$12,448	$4,783	$29,809	$19,527

Non-interest expense	$341,992	$227,659	$113,002	$484,736	$358,896
Non-core items (1)	(133)	(2,012)	(858)	(21,529)	(9,040)
Core non-interest expense (non-GAAP)	$341,859	$225,647	$112,144	$463,207	$349,856

Salaries and employee benefits	$182,503	$120,601	$60,340	$242,474	$186,712
Non-core items (1)	(66)	-	-	(3,085)	(2,941)
Core salaries and employee benefits (non-GAAP)	$182,437	$120,601	$60,340	$239,389	$183,771

Merger related costs	$2,320	$919	$233	$4,531	$3,800
Non-core items (1)	(2,320)	(919)	(233)	(4,531)	(3,800)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$107,826	$73,261	$36,063	$165,201	$113,154
Non-core items (1)	3,462	(297)	(208)	(12,155)	(1,885)
Core other operating expenses (non-GAAP)	$111,288	$72,964	$35,855	$153,046	$111,269

 (1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$3,029,764	$3,038,599	$2,930,008	$2,975,889	$2,941,474
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(100,428)	(103,759)	(107,091)	(111,110)	(114,460)
Total intangibles	(1,175,733)	(1,179,064)	(1,182,396)	(1,186,415)	(1,189,765)
Tangible common stockholders' equity	$1,854,031	$1,859,535	$1,747,612	$1,789,474	$1,751,709

Total assets	$23,225,930	$23,423,159	$23,348,117	$22,359,752	$21,437,395
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(100,428)	(103,759)	(107,091)	(111,110)	(114,460)
Total intangibles	(1,175,733)	(1,179,064)	(1,182,396)	(1,186,415)	(1,189,765)
Tangible assets	$22,050,197	$22,244,095	$22,165,721	$21,173,337	$20,247,630

Paycheck protection program ("PPP") loans	(212,087)	(441,353)	(797,629)	(904,673)	(970,488)
Total assets excluding PPP loans	$23,013,843	$22,981,806	$22,550,488	$21,455,079	$20,466,907
Tangible assets excluding PPP loans	$21,838,110	$21,802,742	$21,368,092	$20,268,664	$19,277,142

Ratio of common equity to assets	13.04%	12.97%	12.55%	13.31%	13.72%
Ratio of common equity to assets excluding PPP loans	13.16%	13.22%	12.99%	13.87%	14.37%
Ratio of tangible common equity to tangible assets	8.41%	8.36%	7.88%	8.45%	8.65%
Ratio of tangible common equity to tangible assets excluding PPP loans	8.49%	8.53%	8.18%	8.83%	9.09%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$3,029,764	$3,038,599	$2,930,008	$2,975,889	$2,941,474
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(100,428)	(103,759)	(107,091)	(111,110)	(114,460)
Total intangibles	(1,175,733)	(1,179,064)	(1,182,396)	(1,186,415)	(1,189,765)
Tangible common stockholders' equity	$1,854,031	$1,859,535	$1,747,612	$1,789,474	$1,751,709
Shares of common stock outstanding	106,603,231	108,386,669	108,345,732	108,077,662	109,023,781
Book value per common share	$28.42	$28.03	$27.04	$27.53	$26.98
Tangible book value per common share	$17.39	$17.16	$16.13	$16.56	$16.07

Calculation of Regulatory Tier 1 Leverage Ratio Excluding Average PPP Loans

Total Tier 1 capital	$2,012,059	$2,000,023	$1,939,868	$1,884,563	$1,868,173

Adjusted average assets for leverage ratio	$22,199,822	$22,244,118	$21,668,406	$20,765,127	$20,652,454
Average PPP loans	(359,828)	(707,296)	(891,070)	(937,544)	(967,152)
Adjusted average assets excluding average PPP loans	$21,839,994	$21,536,822	$20,777,336	$19,827,583	$19,685,302

Tier 1 leverage ratio	9.06%	8.99%	8.95%	9.08%	9.05%
Tier 1 leverage ratio excluding average PPP loans	9.21%	9.29%	9.34%	9.50%	9.49%

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$80,561	$74,911	$67,407	$52,955	$65,885
Net non-core items, net of taxes, adjustment	(1,211)	524	(3,412)	9,022	2,453
Core earnings	$79,350	$75,435	$63,995	$61,977	$68,338

Average total assets	$23,255,541	$23,257,921	$22,738,821	$21,852,094	$21,765,321

Return on average assets	1.37%	1.29%	1.20%	0.96%	1.20%
Core return on average assets	1.35%	1.30%	1.14%	1.13%	1.25%

Calculation of Return on Tangible Common Equity

Net income	$80,561	$74,911	$67,407	$52,955	$65,885
Amortization of intangibles, net of taxes	2,460	2,462	2,470	2,475	2,483
Total income available to common stockholders	$83,021	$77,373	$69,877	$55,430	$68,368

Net non-core items, net of taxes	(1,211)	524	(3,412)	9,022	2,453
Core earnings	79,350	75,435	63,995	61,977	68,338
Amortization of intangibles, net of taxes	2,460	2,462	2,470	2,475	2,483
Total core income available to common stockholders	$81,810	$77,897	$66,465	$64,452	$70,821

Average common stockholders' equity	$3,067,205	$2,980,609	$2,972,689	$2,955,865	$2,942,045
Average intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,075,305)	(1,064,893)
Other intangibles	(102,576)	(105,785)	(109,850)	(113,098)	(116,385)
Total average intangibles	(1,177,881)	(1,181,090)	(1,185,155)	(1,188,403)	(1,181,278)
Average tangible common stockholders' equity	$1,889,324	$1,799,519	$1,787,534	$1,767,462	$1,760,767

Return on average common equity	10.42%	10.08%	9.20%	7.13%	8.91%
Return on tangible common equity	17.43%	17.25%	15.85%	12.48%	15.45%
Core return on average common equity	10.26%	10.15%	8.73%	8.34%	9.24%
Core return on tangible common equity	17.18%	17.36%	15.08%	14.51%	16.00%

Calculation of Efficiency Ratio (1)

Non-interest expense	$114,333	$114,657	$113,002	$125,840	$116,577
Non-core non-interest expense adjustment	1,879	(1,154)	(858)	(12,489)	(3,690)
Other real estate and foreclosure expense adjustment	(339)	(863)	(343)	(545)	(600)
Amortization of intangibles adjustment	(3,331)	(3,333)	(3,344)	(3,351)	(3,362)
Efficiency ratio numerator	$112,542	$109,307	$108,457	$109,455	$108,925

Net-interest income	$145,237	$146,533	$146,681	$154,960	$153,610
Non-interest income	48,550	47,115	49,549	41,761	69,479
Non-core non-interest income adjustment	239	(445)	(5,477)	(275)	(370)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	4,941	4,548	4,163	3,482	2,864
Gain on sale of securities	(5,248)	(5,127)	(5,471)	(16)	(22,305)
Efficiency ratio denominator	$193,719	$192,624	$189,445	$199,912	$203,278

Efficiency ratio (1)	58.10%	56.75%	57.25%	54.75%	53.58%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
Calculation of Core Net Interest Margin

Net interest income	$145,237	$146,533	$146,681	$154,960	$153,610
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	4,941	4,548	4,163	3,482	2,864
Fully tax-equivalent net interest income	150,178	151,081	150,844	158,442	156,474

Total accretable yield	(4,122)	(5,619)	(6,630)	(8,999)	(8,948)
Core net interest income	$146,056	$145,462	$144,214	$149,443	$147,526

PPP loan and additional liquidity interest income	(10,064)	(9,445)	(12,257)	$(6,983)	$(6,131)
Net interest income adjusted for PPP loans and liquidity	$140,114	$141,636	$138,587	$151,459	$150,343

Average earning assets	$20,901,992	$20,959,642	$20,484,908	$19,573,651	$19,415,314
Average PPP loan balance and additional liquidity	(1,475,098)	(2,659,831)	(3,617,567)	$(2,837,125)	$(2,359,928)
Average earning assets adjusted for PPP loans and liquidity	$19,426,894	$18,299,811	$16,867,341	$16,736,526	$17,055,386

Net interest margin	2.85%	2.89%	2.99%	3.22%	3.21%
Core net interest margin	2.77%	2.78%	2.86%	3.04%	3.02%
Net interest margin adjusted for PPP loans and liquidity	2.86%	3.10%	3.33%	3.60%	3.51%

Calculation of Core Loan Yield

Loan interest income (FTE)	$132,399	$138,987	$146,601	$160,306	$163,379
Total accretable yield	(4,122)	(5,619)	(6,630)	(8,999)	(8,948)
Core loan interest income	$128,277	$133,368	$139,971	$151,307	$154,431
PPP loan interest income	(9,614)	(8,958)	(11,652)	$(6,457)	$(5,782)
Core loan interest income without PPP loans	$118,663	$124,410	$128,319	$144,850	$148,649

Average loan balance	$11,030,438	$11,783,839	$12,518,300	$13,457,077	$14,315,014
Average PPP loan balance	(359,828)	(707,296)	(891,070)	$(937,544)	$(967,152)
Average loan balance without PPP loans	$10,670,610	$11,076,543	$11,627,230	$12,519,533	$13,347,862

Core loan yield	4.61%	4.54%	4.53%	4.47%	4.29%
Core loan yield without PPP loans	4.41%	4.51%	4.48%	4.60%	4.43%

Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$80,561	$74,911	$67,407	$52,955	$65,885
Provision for income taxes	18,770	17,018	14,363	10,970	17,633
Provision for credit losses (including provision for unfunded commitments)	(19,890)	(12,951)	1,445	6,943	22,981
(Gain) loss on sale of securities	(5,248)	(5,127)	(5,471)	(16)	(22,305)
Net pre-tax non-core items	(1,640)	709	(4,619)	12,214	3,320
Adjusted Pre-tax, pre-provision (PTPP) earnings	$72,553	$74,560	$73,125	$83,066	$87,514

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$222,879	$142,318	$67,407	$254,852	$201,897
Net non-core items, net of taxes, adjustment	(4,099)	(2,888)	(3,412)	9,448	426
Core earnings	$218,780	$139,430	$63,995	$264,300	$202,323

Average total assets	$23,085,987	$22,999,805	$22,738,821	$21,590,745	$21,503,564

Return on average assets	1.29%	1.25%	1.20%	1.18%	1.25%
Core return on average assets	1.27%	1.22%	1.14%	1.22%	1.26%

Calculation of Return on Tangible Common Equity

Net income	$222,879	$142,318	$67,407	$254,852	$201,897
Amortization of intangibles, net of taxes	7,392	4,932	2,470	9,968	7,493
Total income available to common stockholders	$230,271	$147,250	$69,877	$264,820	$209,390

Net non-core items, net of taxes	(4,099)	(2,888)	(3,412)	9,448	426
Core earnings	218,780	139,430	63,995	264,300	202,323
Amortization of intangibles, net of taxes	7,392	4,932	2,470	9,968	7,493
Total core income available to common stockholders	$226,172	$144,362	$66,465	$274,268	$209,816

Average common stockholders' equity	$3,007,181	$2,976,671	$2,972,689	$2,921,039	$2,910,366
Average intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,075,305)	(1,065,190)	(1,061,793)
Other intangibles	(106,043)	(107,806)	(109,850)	(118,812)	(120,731)
Total average intangibles	(1,181,348)	(1,183,111)	(1,185,155)	(1,184,002)	(1,182,524)
Average tangible common stockholders' equity	$1,825,833	$1,793,560	$1,787,534	$1,737,037	$1,727,842

Return on average common equity	9.91%	9.64%	9.20%	8.72%	9.27%
Return on tangible common equity	16.86%	16.56%	15.85%	15.25%	16.19%
Core return on average common equity	9.73%	9.45%	8.73%	9.05%	9.29%
Core return on tangible common equity	16.56%	16.23%	15.08%	15.79%	16.22%

Calculation of Efficiency Ratio (1)

Non-interest expense	$341,992	$227,659	$113,002	$484,736	$358,896
Non-core non-interest expense adjustment	(133)	(2,012)	(858)	(21,529)	(9,040)
Other real estate and foreclosure expense adjustment	(1,545)	(1,206)	(343)	(1,706)	(1,161)
Amortization of intangibles adjustment	(10,008)	(6,677)	(3,344)	(13,495)	(10,144)
Efficiency ratio numerator	$330,306	$217,764	$108,457	$448,006	$338,551

Net-interest income	$438,451	$293,214	$146,681	$639,734	$484,774
Non-interest income	145,214	96,664	49,549	239,769	198,008
Non-core non-interest income adjustment	(5,683)	(5,922)	(5,477)	(8,738)	(8,463)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	13,652	8,711	4,163	11,001	7,519
Gain on sale of securities	(15,846)	(10,598)	(5,471)	(54,806)	(54,790)
Efficiency ratio denominator	$575,788	$382,069	$189,445	$826,960	$627,048

Efficiency ratio (1)	57.37%	57.00%	57.25%	54.18%	53.99%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date (continued)
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2021	2021	2021	2020	2020
($ in thousands)
Calculation of Core Net Interest Margin

Net interest income	$438,451	$293,214	$146,681	$639,734	$484,774
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	13,652	8,711	4,163	11,001	7,519
Fully tax-equivalent net interest income	452,103	301,925	150,844	650,735	492,293

Total accretable yield	(16,371)	(12,249)	(6,630)	(41,507)	(32,508)
Core net interest income	$435,732	$289,676	$144,214	$609,228	$459,785
Average earning assets	$20,783,708	$20,723,587	$20,484,908	$19,272,886	$19,172,318

Net interest margin	2.91%	2.94%	2.99%	3.38%	3.43%
Core net interest margin	2.80%	2.82%	2.86%	3.16%	3.20%

Calculation of Core Loan Yield

Loan interest income (FTE)	$417,987	$285,588	$146,601	$688,600	$528,294
Total accretable yield	(16,371)	(12,249)	(6,630)	(41,507)	(32,508)
Core loan interest income	$401,616	$273,339	$139,971	$647,093	$495,786
Average loan balance	$11,772,077	$12,149,041	$12,518,300	$14,260,689	$14,530,938

Core loan yield	4.56%	4.54%	4.53%	4.54%	4.56%

Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$222,879	$142,318	$67,407	$254,852	$201,897
Provision for income taxes	50,151	31,381	14,363	64,890	53,920
Provision for credit losses (including provision for unfunded commitments)	(31,396)	(11,506)	1,445	74,973	68,030
(Gain) loss on sale of securities	(15,846)	(10,598)	(5,471)	(54,806)	(54,790)
Net pre-tax non-core items	(5,550)	(3,910)	(4,619)	12,791	577
Adjusted Pre-tax, pre-provision (PTPP) earnings	$220,238	$147,685	$73,125	$352,700	$269,634